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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Young Broadcasting Inc. Amended and Restated 1995 Stock Option Plan of our report dated February 7, 2002, with respect to the consolidated financial statements and schedule of Young Broadcasting Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
November 14, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS